UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 6, 2017

CALEMINDER INC.
(Exact name of registrant as specified in charter)

Delaware	000-55379	47-0993705
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

10161 Park Run Drive, Suite 150, Las Vegas, Nevada	89145
(Address of Principal Executive Offices)	(zip code)

(702) 805-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Lamadrid has resigned as a director and officer of Caleminder Inc. (the “Company”) effective as of the close of business on July 6, 2017. Accordingly, Mr. Lamadrid will no longer be involved with the Company’s proposed business, which will be determined by the Company’s remaining director and any future officers of the Company.

Item 8.01 Other Events.

Mr. Lamadrid, as the principal of Pure Harvest Cannabis Producers, Inc., has instructed the Company’s transfer agent to cancel all 6,142,857 shares of the Company’s common stock held by Pure Harvest.

The Company has also informed FINRA that it would not be proceeding with the previously announced stock dividend because the Company did not have sufficient surplus under Delaware law to effect such dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caleminder Inc.

Date: July 6, 2017

By:	/s/ David Lamadrid
David Lamadrid
Chief Executive Officer